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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                     FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






         Date of Report (Date of earliest event reported) 16 August 2001
                                                          --------------




                        AIR PRODUCTS AND CHEMICALS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


       DELAWARE                         1-4534                     23-1274455
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(State or other jurisdiction   (Commission file number)       (IRS ID No.)
      of incorporation)


7201 Hamilton Boulevard, Allentown, Pennsylvania               18195-1501
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code  (610) 481-4911
                                                    --------------


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Item 5. Other Events.
---------------------

            AIR PRODUCTS COMMENCES OFFER TO PURCHASE FOR CASH CERTAIN
                             OF ITS DEBT SECURITIES

       LEHIGH VALLEY, PA. (August 16, 2001) - Air Products and Chemicals, Inc. (NYSE:APD) today announced it has commenced a tender offer for its outstanding 6.60% Medium Term Notes, Series D due October 11, 2007; 7.25% Medium Term Notes, Series D due April 15, 2016; 8.75% Debentures due April 15, 2021; 7.56% Medium Term Notes, Series E due May 29, 2026; 7.80% Debentures due June 15, 2026; and 7.34% Medium Term Notes, Series E due June 15, 2026. The aggregate principal amount of these securities is $600 million. Goldman, Sachs & Co. will act as exclusive Dealer Managers and Mellon Investor Services LLC will act as Information Agent for the offer.

       The purchase price for any securities purchased in the offer will be calculated in a manner intended to result in a yield to maturity (or, in the case of the 7.34% Medium Term Notes, Series E due June 15, 2026, the yield to the put date of June 15, 2008) equal to (a) in the case of the 6.60% Medium Term Notes, Series D due October 11, 2007, the yield to maturity of the US Treasury 6.125% Notes due August 15, 2007 plus 65 basis points; (b) in the case of the 7.25% Medium Term Notes, Series D due April 15, 2016, the yield to maturity of the US Treasury 5% Notes due August 15, 2011 plus 105 basis points; (c) in the case of the 8.75% Debentures due April 15, 2021, the yield to maturity of the US Treasury 6.25% Bonds due May 15, 2030 plus 110 basis points; (d) in the case of the 7.56% Medium Term Notes, Series E due May 29, 2026, the yield to maturity of the US Treasury 6.25% Bonds due May 15, 2030 plus 110 basis points; (e) in the case of the 7.80% Debentures due June 15, 2026, the yield to maturity of the US Treasury 6.25% Bonds due May 15, 2030 plus 110 basis points; and (f) in the case of the 7.34% Medium Term Notes, Series E due June 15, 2026, the yield to maturity of the US Treasury 5% Notes due August 15, 2011 plus 65 basis points. Air Products will pay the purchase price plus accrued interest in same day funds on the third trading day following the date the holder accepts the offer. The offer will expire at 5:00 p.m. Eastern Daylight Time, on August 29, 2001, unless extended.



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       Holders who are enabled to trade on the Goldman Sachs WebETSM proprietary electronic trading platform ("Goldman Sachs WebETSM") and who wish to pursue this offer can sell their securities through Goldman Sachs WebET. Holders with Goldman Sachs accounts who are not yet enabled to trade on Goldman Sachs WebET may contact their sales representatives to either request that capability, or to execute the sale outside of Goldman Sachs WebET. Holders who are not Goldman Sachs clients and who desire to sell securities pursuant to the offer should contact their brokers, dealers, commercial banks, trust companies or other financial institutions.

       Holders requiring additional information about the offer should contact Goldman Sachs at (800) 828-3182 or Mellon Investor Services at (800) 953-2703. Copies of the Offer to Purchase are available by calling Mellon Investor Services at (800) 953-2703. Goldman Sachs clients can obtain a copy of the Offer to Purchase through Goldman Sachs
       Financial WorkbenchSM.

       Air Products and Chemicals, Inc. (www.airproducts.com) is the world's only combined gases and chemicals company. Founded more than 60 years ago, the business has annual revenues of $5.5 billion and operations in 30 countries. Air Products is a market leader in the global electronics and chemical processing industries, and a longstanding innovator in many industrial markets, including coatings, adhesives and polyurethanes. The company distinguishes itself through its 17,500 employees around the world, who build lasting relationships with their customers and communities based on understanding, integrity and passion.

                                     # # #


       Media Inquiries:
         Lisa Walsh, tel: (610) 481-5784; e-mail: walshla@apci.com.
                                                  -----------------

       Investor Inquiries:
         Alexander W. Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com.
                                                            ------------------


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Air Products and Chemicals, Inc.
                                        --------------------------------
                                                 (Registrant)




Dated: 16 August 2001               By:          /s/ Leo J. Daley
                                       -----------------------------------------
                                                     Leo J. Daley
                                        Vice President - Finance and Controller
                                               (Chief Financial Officer)